Notice of Guaranteed Delivery
                                  For Tender of
                   7-3/8% Senior Subordinated Notes due 2014 in
              Exchange for 7-3/8% Senior Subordinated Notes due 2014
           which have been registered under the Securities Act of 1933 of
                                TEREX CORPORATION

     This form must be used to accept the Exchange Offer of Terex Corporation (the "Company") made pursuant to the Prospectus if certificates for the 7-3/8% Senior Subordinated Notes due 2014 (the "Old Notes") of the Company are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis, or if the Old Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus). Such form may be delivered by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

                      To: HSBC Bank USA, The Exchange Agent

By Overnight and by Hand Delivery after
       4:30 p.m. on Expiration Date:          By Hand Delivery to 4:30 p.m.:

             HSBC Bank USA                            HSBC Bank USA
        Issuer Services Operations             Issuer Services Operations
             One Hanson Place                       One Hanson Place
               Lower Level                             Lower Level
        Brooklyn, New York 11243                 Brooklyn, New York 11243
        Attention: Paulette Shaw                 Attention: Paulette Shaw

    By Registered or Certified Mail:                 By Facsimile:

          HSBC Bank USA                              (718) 488-4488
      Issuer Services Operations          Attention: Issuer Services Operations
        One Hanson Place
          Lower Level                            Confirm by Telephone:
      Brooklyn, New York 11243
      Attention: Paulette Shaw                      (718) 488-4475


     Delivery of this instrument to an address, or transmission of instructions via a facsimile, other than as set forth above, will not constitute a valid delivery.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Old Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Terex Corporation, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of ________________ Old Notes pursuant to the guaranteed delivery procedures set forth in Instruction 1 of the Letter of Transmittal.

            NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.


Certificate No(s). for Old Notes (if available)    Name(s) of Record Holder(s)

----------------------------------------------     ----------------------------
----------------------------------------------     ----------------------------
                                                   Please Print or Type
If Old Notes will be delivered by book-entry       Address
transfer to the Depository Trust Company,          ----------------------------
provide account number:                            ----------------------------
                                                   ----------------------------
Account Number:
               ------------------------------
                                                   Area Code and Tel. No.
                                                   ----------------------------
                                                   Signature(s)
                                                   ----------------------------
                                                   Dated:
                                                   ----------------------------

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.


                      Please print name(s) and address(es)

Name(s):       ---------------------------------------------------------------
               ---------------------------------------------------------------
Capacity:      ---------------------------------------------------------------
Address(es):   ---------------------------------------------------------------
               ---------------------------------------------------------------

     The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent, or a book-entry confirmation, within the time period set forth and that failure to do so could result in financial loss to the undersigned.

                                    GUARANTEE

                    (Not to be used for signature guarantee)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Old Notes tendered hereby within the meaning of Rule 10b-4 under the Exchange Act, (b) represents that such tender of Old Notes complies with Rule 10b-4 under the Exchange Act and (c) guarantees that delivery to the Exchange Agent of certificates for the Old Notes tendered hereby, in proper form for transfer, or a book-entry confirmation, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the Expiration Date. The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.



Name of Firm
-------------------------------     -----------------------------------------
                                             Authorized Signature
Address                             Name:
-------------------------------     -----------------------------------------
                                             Please Print or Type

-------------------------------     Signature(s)
                      Zip Code      -----------------------------------------

Area Code and Tel. No.              Title:
-------------------------------     -----------------------------------------

Dated:
------------------------------

NOTE: DO NOT SEND OLD NOTES WITH THIS FORM; OLD NOTES SHOULD BE SENT WITH YOUR
      LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE (3) NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.